Exhibit 5.1

October 1, 2021	+1 202 663 6000 (t) +1 202 663 6363 (f) wilmerhale.com

PerkinElmer, Inc.

940 Winter Street

Waltham, Massachusetts 02451

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (File No. 333-230425) (the “Registration Statement”) filed by PerkinElmer, Inc., a Massachusetts corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and the related prospectus, dated March 21, 2019, as supplemented by the prospectus supplement dated October 1, 2021 (as so supplemented, the “Prospectus”) relating to registration under the Securities Act of 14,066,771 shares of the Company’s Common Stock, $1 par value per share (the “Shares”), up to all of which are to be offered and sold by certain stockholders of the Company (the “Selling Stockholders”).

The Shares were issued to the Selling Stockholders in connection with the Company’s acquisition of BioLegend, Inc. (“BioLegend”) pursuant to an agreement and plan of merger dated as of July 25, 2021 (the “Merger Agreement”), by and between the Company, Burton Acquisition I, Inc., Burton Acquisition II, Inc., BioLegend and Gene Lay, solely in his capacity as the stockholder representative thereunder, in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act.

We are acting as counsel for the Company in connection with the registration for resale by the Selling Stockholders of the Shares. We have examined signed copies of the Registration Statement and Prospectus as filed with the Commission. We have also examined and relied upon the Merger Agreement, minutes of meetings of the Board of Directors of the Company (or any committee thereof or person acting pursuant to authority properly delegated to such committee or person by the Board of Directors of the Company) as provided to us by the Company, the Articles of Organization and Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Wilmer Cutler Pickering Hale and Dorr LLP, 1875 Pennsylvania Avenue NW, Washington, DC 20006

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October 1, 2021

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares by the Selling Stockholders, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the Business Corporations Act of the Commonwealth of Massachusetts.

Based upon and subject to the foregoing, we are of the opinion that the Shares to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Form 8-K to be filed on or about October 1, 2021, which Form 8-K will be incorporated by reference into the Registration Statement and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

October 1, 2021

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ Erika L. Robinson
Erika L. Robinson, a Partner